UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2016

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices)    (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 15, 2016, Axalta Coating Systems Ltd. announced that its indirect, wholly owned subsidiaries, Axalta Coating Systems Dutch Holding B B.V. (the “Dutch Borrower”), Axalta Coating Systems U.S. Holdings, Inc. (the “U.S. Borrower” and, together with the Dutch Borrower, the “Borrowers”), Axalta Coating Systems U.S., Inc. and Axalta Coating Systems Dutch Holding A B.V., entered into that certain Amendment No. 4 (“Amendment No. 4”) to the Credit Agreement, dated as of February 1, 2013, among the Borrowers, the guarantors party thereto, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent, as amended (the “Credit Agreement”).

Amendment No. 4 extends the maturity date of the Borrowers’ term loans under the Credit Agreement to February 1, 2023 and reduces the interest margin applicable to such term loans. Prior to Amendment No. 4, the Borrowers’ term loans consisted of a tranche of $1,775 million and a tranche of €187 million. Amendment No. 4 provides for these loans to be refinanced through the incurrence of a tranche of $1,545 million and a tranche of €400 million of new term loans (the “New Term Loans”). The interest margin applicable to the New Term Loans denominated in U.S. dollars is, at the Borrowers’ option, either 2.50% for loans based on the Adjusted Eurocurrency Rate (as defined in the Credit Agreement) or 1.50% for loans based on the Base Rate (as defined in the Credit Agreement). Interest margin for New Term Loans denominated in Euros is 2.25% based on the Adjusted Eurocurrency Rate. After giving effect to Amendment No. 4, there is an Adjusted Eurocurrency Rate floor of 0.75% for all New Term Loans. Amendment No. 4 further amends certain provisions of the Credit Agreement related to prepayments, taxes, reporting requirements, guaranty and collateral requirements, restricted payments, investments, liens, asset sales, additional indebtedness and the incremental facility, as described in Amendment No. 4.

This summary of Amendment No. 4 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of Amendment No. 4 filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

10.1	Amendment No. 4 to the Credit Agreement, dated as of December 15, 2016, among Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc., as Borrowers, Axalta Coating Systems U.S., Inc., Axalta Coating Systems Dutch Holding A B.V., the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents and arrangers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: December 15, 2016	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number:	Description

10.1	Amendment No. 4 to the Credit Agreement, dated as of December 15, 2016, among Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc., as Borrowers, Axalta Coating Systems U.S., Inc., Axalta Coating Systems Dutch Holding A B.V., the several banks and other financial institutions or entities from time to time parties thereto as Lenders, Barclays Bank PLC, as Administrative Agent and Collateral Agent, and the other agents and arrangers party thereto.